                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

         This Agreement, made this 1st day of May, 2002, by and between STURGIS BANK & TRUST COMPANY, a Michigan savings bank ("STURGIS"), and ERIC L. EISHEN of Bronson, Michigan ("Employee").

         W I T N E S S E T H:

         WHEREAS, STURGIS desires to employ Employee and Employee desires to be employed by STURGIS upon the terms and conditions set forth herein.

         1. Employment. STURGIS hereby employs Employee as Executive Vice President and Chief Operating Officer, and Employee hereby accepts employment by STURGIS upon the terms and conditions herein set forth. The primary place of employment shall be at STURGIS' principal offices, Sturgis, Michigan, or at such other location as STURGIS may designate.

         2. Term. The term of this Agreement shall commence as of May 1, 2002 for a term of one (1) year, subject to renewal on an annual basis, unless sooner terminated as hereinafter set forth.

         3. Duties. Employee will, during the term hereof:

         (A) Faithfully and diligently do and perform all such acts and duties and furnish such services as the Board of Directors of STURGIS shall direct, and do and perform all acts in the ordinary course of STURGIS' business, with such limits as the Board of STURGIS may prescribe, necessary and conducive to STURGIS' best interests; and,

         (B) Devote his full time, energy, and skill to the business of STURGIS and to the promotion of STURGIS' best interests, except for vacations and absences made necessary because of illness.

         4. Compensation.

         (A) Subject to the provisions of Paragraphs 6 and 7 hereof, STURGIS shall pay to Employee for all services to be performed by Employee during the term of this Agreement:

         (i) a salary at the rate of One Hundred Thirty Thousand ($130,000.00) Dollars per annum, payable in periodic payments in accordance with STURGIS' practices for other executive, managerial, and supervisory employees, as such practices may be determined from time to time. The Board of Directors of STURGIS ("Board of Directors") will review such fixed salary annually and, in its discretion, may grant increases or decreases thereof based upon Employee's performance; and

         (ii) any additional or special compensation, such as incentive pay or bonuses, based upon Employee's performance, as the Board of Directors in its discretion, may from time to time determine.

All such payments will be subject to such deductions as may be required to be made pursuant to law, government regulation or order, or by agreement with, or consent of, Employee.

         (B) In addition to the salary payments set forth above, STURGIS agrees that during the term of this Agreement:

         (i) Employee shall be entitled to reimbursement by STURGIS for all reasonable expenses actually and necessarily incurred by him on its behalf in the course of his employment hereunder, for which he shall submit vouchers in a form satisfactory to STURGIS and which are approved by STURGIS in its sole discretion;

         (ii) STURGIS shall provide Employee with the use of an automobile and shall reimburse Employee for the expenses thereof related to the course of his employment hereunder, upon a mutually agreeable basis.

         5. Benefits. Employee shall be entitled to participate in such life insurance, medical, pension, retirement, and stock option plans and other programs, including sick leave, as may be approved from time to time by STURGIS for the benefit of its employees. Employee also shall be entitled to no less than four (4) weeks of vacation under STURGIS' current policy, as amended. The said vacation shall not be carried over from year to year.

         6. Termination. Employee's employment with STURGIS shall terminate by reason of Employee's death, or total and/or permanent disability (as defined for social security purposes) or for cause. STURGIS shall have the sole discretion to determine whether the conditions constituting a termination for cause have occurred. In the event of a termination of employment pursuant to this paragraph 6, all obligations of STURGIS hereunder shall terminate.

         A. In addition to the foregoing, STURGIS' Board of Directors may terminate the Employee's employment at any time, but any termination by STURGIS' Board of Directors other than termination for cause, shall not prejudice the Employee's right to compensation or other benefits under the contract. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause. Termination for cause shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation, (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this contract.

         B. If the Employee is suspended and/or temporarily prohibited from participating in the conduct of STURGIS' affairs by a notice served under section 8(e)(3) or (g)(1) of (the) Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1) STURGIS' obligations under the contract shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, STURGIS may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         C. If the Employee is removed and/or permanently prohibited from participating in the conduct of STURGIS' affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of STURGIS under the contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         D. If STURGIS is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under the contract shall terminate as of the date of default, but this paragraph D. shall not affect any vested rights of the contracting parties.

         E. All obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary (for the continued operation of STURGIS):

         (i) by the Director or his or her designee, at the time the Federal Deposit Insurance Corporation or the Michigan Financial Institutions Bureau enters into an agreement to provide assistance to or on behalf of STURGIS under the authority contained in section 13(c) of the Federal Deposit Insurance Act; or

         (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of STURGIS or when STURGIS is determined by the Director to be in an unsafe or unsound condition.

         Any rights of the parties that have already vested, however, shall not be affected by such action.

         F. Upon thirty (30) days written notice by Employee to STURGIS, the Employee may terminate this Agreement forfeiting all of his rights including vested rights unless Employee terminates such employment with good reason (as defined in the Agreement).

         7. Change In Control. If within five (5) years after a change in control (as defined in this Agreement) STURGIS shall terminate Employee without cause (as defined in this Agreement) or Employee shall voluntarily terminate such employment with good reason (as defined in this Agreement) STURGIS shall, within ninety (90) days of the termination make a lump sum cash payment to him equal to three (3) year's salary in accordance with Internal Revenue Code section 280(G), as amended. If it is mutually in the best interest of STURGIS and Employee, the Employee shall have the right to elect by written request to the Board of Directors to receive a cash payment equal to one year's salary and the remaining two (2) years' salary on an installment basis in accordance with Internal Revenue Code section 280(G). Employee shall not be paid any compensation under this agreement other than that specified in this paragraph.

         8. Definitions. For purposes of this Agreement:

         (A) "Cause" shall include in its meaning:

         (i) Employee's conviction of any criminal violation involving dishonesty, fraud, or breach of trust;

         (ii) Employee's willful engagement in any misconduct in the performance of his duty that materially injures STURGIS;

         (iii) Employee's performance of any act which, if known to the customers, clients or stockholders of STURGIS would materially and adversely impact on the business of STURGIS;

         (iv) Employee's willful and substantial nonperformance of his duties and such nonperformance continues more than ten (10) days after STURGIS has given written notice of such nonperformance and of its intention to terminate Employee's employment because of such nonperformance; or,

         (v)  Employee's willful violation of paragraphs 9 or 10 herein.

         (B) "Good Reason" shall exist if, without Employee's express written consent:

         (i) STURGIS shall assign to Employee duties of a nonexecutive nature or for which Employee is not reasonably equipped by his skills and experience;

         (ii) STURGIS shall reduce the salary of Employee, or materially reduce the amount of paid vacations to which he is entitled, or his fringe benefits and perquisites;

         (iii) STURGIS shall require Employee to relocate his principal business office or his principal place of residence outside the Sturgis, Michigan Marketing Area (the "Area"), or assign to Employee duties that would reasonably require such relocation;

         (iv) STURGIS shall require Employee, or assign duties to Employee which would reasonably require him to spend more than ninety (90) normal working days away from the Area during any consecutive twelve (12) month period;

         (v) STURGIS shall fail to provide office facilities, secretarial services, and other administrative services to Employee which are substantially equivalent to the facilities and services provided to Employee on the date hereof; or,

         (vi) STURGIS shall terminate incentive and benefit plans or arrangements, or reduce or limit Employee's participation therein relative to the level of participation of other executives of similar rank, to such an extent as to materially reduce the aggregate value of Employee's incentive compensation and benefits below their aggregate value of the date hereof.

         (C) "Change in Control", (except as provided in subparagraph (v)), shall be deemed to occur on the earliest of:

         (i) The Acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than fifty percent (50%) of the outstanding capital stock of STURGIS entitled to vote for the election of directors ("Voting Stock");

         (ii) The commencement by any entity, person, or group (other than STURGIS or a subsidiary of STURGIS) of a tender offer or an exchange offer for more than twenty-five percent (25%) of the outstanding Voting Stock of STURGIS;

         (iii) The effective time of (1) a merger or consolidation of STURGIS with one or more other corporations as a result of which the holders of the outstanding Voting Stock of STURGIS immediately prior to such merger hold less than fifty percent (50%) of the Voting Stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the property of STURGIS other than to an entity of which STURGIS owns at least eighty percent (80%) of the Voting Stock.

         (iv) The election to the Board of Directors of STURGIS without the recommendation or approval of the incumbent Board of Directors of STURGIS, of the lesser of three directors or directors constituting a majority of the number of Directors of STURGIS then in office.

         9. Restrictive Covenant. During the term of this Agreement, and for a period of one (1) year following the termination of Employee's employment with STURGIS pursuant to this Agreement including termination occasioned by the expiration of this Agreement, and in consideration for payments made on an installment basis to Employee pursuant to Internal Revenue Code Section 280(G) as amended, Employee shall not:

         (A) Within a geographic radius of seventy-five (75) miles from Sturgis, Michigan, engage in, or work for, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with, or have any financial interest in, any individual, partnership, firm, corporation or institution engaged in the same or similar activities to those now or hereafter carried on by STURGIS;

         (B) Interfere with the relationship of STURGIS and any of its employees, agents or representatives; and,

         (C) Directly or indirectly divert or attempt to divert from STURGIS any business in which STURGIS has been actively engaged during the term hereof, nor interfere with the relationships of STURGIS with its dealers, distributors, sources of supply or customers.

Any breach of the covenant not to compete by Employee will result in the forfeiture by Employee and all other persons of any and all rights to unpaid benefits and payments at the time of breach and in such event STURGIS shall have no further obligation to pay any amounts related thereto.

         10. Nondisclosure of Confidential Information. Employee acknowledges that STURGIS may disclose certain confidential information to Employee during the term of this Agreement to enable him to perform his duties hereunder. Employee hereby covenants and agrees that he will not, without the prior written consent of STURGIS, during the term of this Agreement or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of STURGIS. For purposes of this Agreement, "confidential information" shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, techniques, programs, computer software, writings, research, personnel information, customer information, STURGIS' financial information, plans, or any other information of whatever nature in the possession or control of STURGIS which has not been published or disclosed to the general public, or which gives to STURGIS an opportunity to obtain an advantage over competitors who do not know of or use it. Employee further agrees that if his employment hereunder is terminated for any reason, he will leave with STURGIS and will not take originals or copies of any and all records, papers, programs, computer software and documents and all matter of whatever nature which bears secret or confidential information of STURGIS.

         The foregoing paragraph shall not be applicable if and to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to an order of a judge or administrative law judge issued after Employee and his legal counsel urge that the aforementioned confidentiality be preserved.

         Employee agrees, without charge to STURGIS or at STURGIS' expense, to execute, acknowledge and deliver to STURGIS all such papers, including trademark registrations, and assignments thereof, as may be necessary, and at all times to assist STURGIS, its successors, assigns and nominees in every proper way to patent or register said programs, ideas, discoveries, improvements, copyrightable material or trademarks in any and all countries and to vest title thereto in STURGIS, its parent, subsidiaries, successors, assigns or nominees.

         Employee will promptly report to STURGIS all discoveries, inventions, or improvements of whatever nature conceived or made by him at any time he was employed by STURGIS, its parent, subsidiaries or successors. All such discoveries, inventions and improvements which are applicable in any way to STURGIS' business shall be the sole and exclusive property of STURGIS.

         The covenants set forth in this paragraph which are made by Employee are in consideration of the employment, or continuing employment of, and the compensation paid to, Employee during his employment by STURGIS. The foregoing covenants will not prohibit Employee from disclosing confidential or other information to other employees of STURGIS or to third parties to the extent that such disclosure is necessary to the performance of his duties under this Agreement.

         11. Additional Remedies. It is expressly understood and agreed that although Employee and STURGIS consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving the going business value and goodwill of STURGIS, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Employee, provisions of such restrictions shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such findings shall not effect the enforceability of any of the other restrictions contained herein.

         The Employee acknowledges and agrees that STURGIS' remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or a threatened breach by the Employee of any of the provisions, it is agreed that, in addition to its remedy at law, STURGIS shall be entitled, without posting any bond, to obtain equitable relief, and the Employee agrees not to oppose STURGIS' request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available. The Employee acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting a breach or threatened breach would not be an adequate remedy, and consequently agrees upon any such breach or threatened breach to the granting of injunctive relief. Nothing herein contained shall be construed as prohibiting STURGIS from pursuing any other remedies available to it for such breach or threatened breach.

         12. Nonassignment. This Agreement is personal to Employee and shall not be assigned by him. Employee shall not delegate, encumber, alienate, transfer or otherwise dispose of his rights and duties hereunder. STURGIS may assign this Agreement without Employee's consent to any other entity who, in connection with such assignment, acquires all or substantially all of STURGIS' assets or into or with which STURGIS is merged or consolidated.

         13. Waiver. The waiver by STURGIS of a breach by Employee of any provision of this Agreement shall not be construed as a waiver of any subsequent breach by Employee.

         14. Severability. If any clause, phrase, provision or portion of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement and shall not affect the application of any clause, provision, or portion hereof to other persons or circumstances.

         15. Benefit. The provisions of this Agreement shall inure to the benefit of STURGIS, its successors and assigns, and shall be binding upon STURGIS and Employee, its and his heirs, personal representatives and successors, including without limitation Employee's estate and the executors, administrators, or trustees of such estate.

         16. Relevant Law. This Agreement shall be construed and enforced in accordance with the laws of the United States and State of Michigan.

         17. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

         (A)      If to STURGIS:
                  ----------------------------
                  Attn:  Chairman of the Board
                  119-125 East Chicago Road
                  Sturgis, Michigan  49091

         (B)      If to Employee:

                  Eric L. Eishen
                  964 Weaver Road
                  Bronson, Michigan 49028

         18. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements including the Agreement effective September 20, 1988, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof; and this Agreement shall not be modified or amended except by written agreement of STURGIS and Employee.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                             STURGIS BANK & TRUST COMPANY
                               /s/ Leonard L. Eishen
                             ------------------------------
                             By:   Leonard L. Eishen
                             Its:  President


ATTEST:
 /s/ Joyce Waltke
-----------------------
Joyce Waltke, Secretary

                             EMPLOYEE:

                               /s/ Eric L. Eishen
                             ------------------------------
                             Eric L. Eishen